EXHIBIT 5.1

December 21, 2022

374Water Inc.

701 W. Main Street, Suite 410

Durham, NC 27701

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to 374Water Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s above-referenced registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 as amended (the “1933 Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offer and sale by the Company of the following securities (the “Securities”) up to an aggregate of $200,000,000: (a)(i) shares of common stock, $0.0001 par value per share (the “Common Stock”); (ii) one or more series of shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”); (iii) warrants (the “Warrants”); (iv) rights to purchase Common Stock of Preferred Stock (the “Rights”); and (v) units (the “Units”), and (b) the resale by the selling stockholders named in the Prospectus (as defined below) contained in the Registration Statement of (i) up to 2,430,000 shares of Common Stock (the “Secondary Common Shares”) and (ii) up to 1,215,000 shares of Common Stock underlying warrants issued by the Company (the “Secondary Warrant Shares”). The Registration Statement provides that specific terms of the Securities will be provided in supplements to the prospectus contained in the Registration Statement. The Securities may be offered separately or together with other Securities, in separate series, in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto, the Rights will be issued in one or more rights agreements (each a “Rights Agreement”) between the Company and a rights agent party thereto, and the Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent party thereto.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Securities.

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Securities, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

For the purpose of this opinion, we have assumed (a) that the Company will continue to be incorporated and in good standing under the State of Delaware, (b) that the Company will receive consideration for the issuance of the shares of Common Stock or Preferred Stock, as applicable that is at least equal to the par value of such shares of Common Stock or Preferred Stock and to the amount of consideration specified in the resolutions of the Board of Directors of the Company referred to below and (c) at the time of the offering or sale of the Securities, the Company will have a number of shares of Common Stock or Preferred Stock, as applicable, authorized and available for issuance at least equal to the number of shares of Common Stock or Preferred Stock, as applicable, being offered or sold (including the number of shares of Common Stock or Preferred Stock which are issuable upon the exercise of the Warrant, Right or Unit).

Based on and subject to the foregoing, and subject to completion of all corporate action required to be taken by the Company to authorize each proposed issuance of Securities (including the due reservation of any shares of Common Stock or Preferred Stock issuable upon conversion or exercise of any other Securities), and having regard for such legal considerations as we deem relevant, it is our opinion that:

1. With respect to Common Stock, when the shares of Common Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to Preferred Stock, when (a) the applicable Certificate of Designation for the Preferred Stock to be issued has been authorized by the Company’s Board of Directors, executed and duly filed with the Office of the Secretary of State of Delaware and (b) the shares of Preferred Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to Common Stock or Preferred Stock to be issued upon conversion of the Preferred Stock, when (a) if applicable, the Certificate of Designation for the Preferred Stock to be issued has been authorized by the Company’s Board of Directors, executed and duly filed with the Office of the Secretary of State of the State of Delaware and (b) such Common Stock or Preferred Stock, as the case may be, has been issued and delivered in accordance with the terms of the applicable Preferred Stock, as the case may be, such shares of Common Stock or Preferred Stock will be validly issued, fully paid and nonassessable.

4. With respect to the Warrants, when (a) a Warrant Agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of the Company.

5. With respect to the Rights, when (a) a Rights Agreement relating to the Rights has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Rights have been established in accordance with the Rights Agreement and (c) the Rights have been executed and delivered in accordance with the related Rights Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Rights will be legal, valid and binding obligations of the Company.

6. With respect to the Units, when (a) a Unit Agreement relating to the Units has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Units have been established in accordance with the Unit Agreement, (c) the Units and have been executed and delivered in accordance with the related Unit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Units will be legal, valid and binding obligations of the Company.

7. The Secondary Common Shares have been duly authorized and validly issued and are fully paid and nonassessable, and the Secondary Warrant Shares have been duly authorized and reserved for issuance and, when issued upon exercise of the underlying warrants, will be validly issued, fully paid and nonassessable.

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The opinions set forth in paragraphs 4, 5 and 6 above are each subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

This opinion is limited to the laws of the State of New York and the General Corporate Law of the State of Delaware (“DGCL”) and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions as of the date of this opinion that interpret the DGCL and such provisions of the Delaware Constitution, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no (and hereby disclaim any) obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that purchasers of the Securities offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to the name of our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ WOMBLE BOND DICKINSON (US) LLP

WOMBLE BOND DICKINSON (US) LLP

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